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                                                                    EXHIBIT 99.1

CONTACTS:         All Media/Market Analysts:          Trade Press:
                  Michele Norwood                     David Chatham
                  Internet Security Systems           Brodeur Worldwide
                  404-236-4020                        919-760-7254
                  mnorwood@iss.net                    dchatham@brodeur.com

                  Investor/Financial Analysts:        Business Press:
                  Heidi Jennison                      Mark Molzen
                  Internet Security Systems           Brodeur Worldwide
                  404-236-4053                        801-765-1500, ext. 227
                  hjennison@iss.net                   mmolzen@brodeur.com

FOR IMMEDIATE RELEASE

         INTERNET SECURITY SYSTEMS COMPLETES ACQUISITION OF NETWORK ICE

ATLANTA, GA. -- JUNE 6, 2001 -- Internet Security Systems (ISS) (Nasdaq: ISSX) today announced it has completed the acquisition of privately-held Network ICE Corporation. On April 30, ISS announced a definitive agreement to acquire Network ICE Corporation, a leading developer of desktop intrusion protection technology and highly scalable security management system. The acquisition broadens ISS' overall market opportunity and enhances the company's strategy of offering information protection solutions that actively prevent and detect security risks at every potential point of compromise on desktops, servers and networks. This acquisition is being accounted for as a purchase.

         Network ICE's desktop applications and security management solutions complement ISS' leading network and server-based security management software and service solutions by extending ISS' expertise to protect mobile, remote and corporate desktops.

         "As network boundaries continue to dissolve, our customers need a pervasive protection platform that blankets every point of compromise," said Tom Noonan, president and chief executive officer for Internet Security Systems. "This acquisition directly supports our long term vision and accelerates our solution strategy. ISS will now

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be the first to deliver an unmatched set of information protection solutions that span desktops, servers and networks - adding critical protection of desktops as a component of our overall intellectual capital protection capabilities. With an expanded software and managed security services solution set focused on protecting the corporate desktop, ISS will continue on its path of serving a broader customer base and setting new standards in information protection."

         Greg Gilliom, founder, president and chief executive officer of Network ICE, has been named vice president of product development for ISS. Gilliom will join Nancy Blair, vice president of product management, and Ken Walters, president and general manager of ISS Enterprise Solutions, to lead ISS' software business.

ABOUT INTERNET SECURITY SYSTEMS (ISS)

         Internet Security Systems is a leading global provider of security management solutions for the Internet, protecting digital assets and ensuring safe and uninterrupted e-business. With its industry-leading intrusion detection and vulnerability assessment, remote managed security services, and strategic consulting and education offerings, ISS is a trusted security provider to more than 8,000 customers worldwide including 21 of the 25 largest U.S. commercial banks and the top 10 U.S. telecommunications companies. Founded in 1994, ISS is headquartered in Atlanta, GA, with additional offices throughout North America and international operations in Asia, Australia, Europe, Latin America and the Middle East. For more information, visit the Internet Security Systems web site at www.iss.net or call 888-901-7477.

                                      # # #

This release, other than historical information, includes forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements include those regarding accelerating the Company's strategy, expanding its customer base and setting new technology standards. The risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: the level of demand for the Company's products; the volume and timing of orders; product and price competition; the Company's ability to expand its domestic and international sales and marketing organizations; the Company's ability to develop new and enhanced products; the Company's ability to assimilate recent and potential future acquisitions or investments; the Company's ability to attract and retain key personnel; reliance on distribution channels through which the Company's products are sold; the growth in the acceptance and use of the Internet and of private Internet-based networks or


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"intranets"; the extent to which unauthorized access to and use of online information is perceived as a threat to network security; customer budgets; the assertion of infringement claims with respect to the Company's intellectual property; foreign currency exchange rates; and risks concerning the rapid change of technology; and general economic factors. These risks and others are discussed in the Company's periodic filings with the Securities and Exchange Commission. These filings can be obtained either by contacting ISS Investor Relations or through the Securities and Exchange Commission's Web site at "http://www.sec.gov".

Internet Security Systems is a trademark of Internet Security Systems, Inc. All other companies and products mentioned are trademarks and property of their respective owners.